UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 16, 2025
Date of Report (Date of earliest event reported)

 FUNKO, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	35-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue
Everett, Washington 98201
(Address of Principal Executive Offices) (Zip Code)

(425) 783-3616
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FNKO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On July 16, 2025, Funko Acquisition Holdings, L.L.C. (the “Company”), a subsidiary of Funko, Inc., and certain of the Company’s material domestic subsidiaries (collectively, the “Credit Agreement Parties”) entered into an amendment (the “Fourth Amendment”) with certain consenting lenders and JPMorgan Chase Bank, N.A. as administrative agent (“JPM”). The Fourth Amendment amends the Credit Agreement, dated as of September 17, 2021 and previously amended on April 26, 2022, July 29, 2022 and February 28, 2023 (the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by the Fourth Amendment, the “Amended Credit Agreement”), among the Credit Agreement Parties thereto, certain financial institutions parties thereto and JPM. The Amended Credit Agreement, among other things, amends the Existing Credit Agreement by (i) waiving compliance with (x) the maximum net leverage ratio financial covenant and (y) the minimum fixed charge coverage ratio financial covenant, in each case, for the fiscal quarters ended June 30, 2025 and ending September 30, 2025; (ii) permanently reducing the revolving commitments under the Existing Credit Agreement (x) from $150.0 million to $135.0 million as of the effective date of the Fourth Amendment and (y) from $135.0 million to $125.0 million as of December 31, 2025; (iii) increasing the applicable margin on all outstanding loans to 400 basis points until the credit facilities are paid in full; (iv) modifying certain financial reporting obligations of the Company; (v) adding additional affirmative covenants applicable to the Company and its subsidiaries; (vi) amending certain negative covenants applicable to the Company and its subsidiaries; (vii) modifying thresholds and grace periods for certain events of default; and (viii) adding certain new event of default triggers.
The description of the Fourth Amendment and the Amended Credit Agreement contained herein do not purport to be complete, and are subject to and qualified in their entirety by reference to the full text of the Fourth Amendment and the Amended Credit Agreement which are attached as Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The foregoing disclosure in Item 1.01 hereof is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit No.	Description
10.1*
Amendment No. 4, dated as of July 16 2025, by and among Funko Acquisition Holdings, L.L.C., the subsidiary borrowers party thereto, the consenting lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Portions of the exhibit, marked by brackets, have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because the omitted information (i) is not material and (ii) is treated as confidential by the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2025	FUNKO, INC.

By:	/s/ Tracy D. Daw
Tracy D. Daw
Chief Legal Officer and Secretary